UNITED STATES
                SECURITIES AND EXCHANGE COMMISSION
                       Washington, DC  20549

                             FORM 8-K

                          CURRENT REPORT
Pursuant to Section 13 OR 15(b) of The Securities Exchange
Act of 1934


         Date of Report (Date of earliest event reported)
              November 1, 1996  (October 30, 1996)


                      Storage USA, Inc.
     (Exact name of registrant as specified in its charter)


     Tennessee              001-12910         62-1251239




(State or other            (Commission     (IRS Employer
jurisdiction               File Number)    Identification No.)
of incorporation)



10440 Little Patuxent Parkway, Suite 1100,          21044
Columbia, Maryland

(Address of principal executive offices)         (Zip Code)

Registrant's telephone number, including area code (410) 730-9500

Item 5: Other Events


     In a press release dated October 30, 1996, the Company announced its results of operations for the third quarter ended September 30, 1996. Revenues for the third quarter of 1996 were $29,435,000, an increase of $10,768,000 or 57.7%, compared to the $18,667,000 for the third quarter of 1995. Net income for the third quarter of 1996 was $11,650,000 an increase of $3,122,000 or 36.6%, compared to the $8,528,000 for the third quarter of 1995. Net income per share was $0.55 for the third quarter of 1996, a 12.2% increase over the $0.49 per share for the same period of 1995.

     Revenues for the nine months ended September 30, 1996 were $75,126,000 an increase of $27,700,000 or 58.4%, compared to the
$47,426,000 for the nine months ended September 30, 1995. Net income for the nine months ended September 30, 1996 was $30,181,000 an increase of $9,169 or 43.6%, compared to the $21,012,000 for the nine months ended September 30, 1995. Net income per share was $1.54 for the nine months ended September 30, 1996, a 10.0% increase over the $1.40 per share for the same period of 1995.

     Funds from operations for the third quarter of 1996 were $14,430,000, versus $10,456,000 for the third quarter of 1995.
For the nine months ended September 30, 1996, funds from operations were $37,806,000 versus $26,025,000 for the first nine months of 1995.

      At September 30, 1996, the average occupancy of the 215 facilities owned by the Company was 89% physical and 83% economic with an average rent per square foot of $9.46. For the 146 facilities owned by the Company since September 30, 1995, average occupancy was 89% physical and 83% economic compared to 90% physical and 84% economic a year ago. Average rent per square foot for the 146 facilities increased 6.9%, rising to $9.60 from $8.98 a year ago.

      During the quarter, the Company acquired 22 facilities totaling 1,574,000 square feet for a cost of $81,000,000, including the issuance of 18,282 operating partnership units
valued at $611,990.   Subsequent to the end of the quarter
Storage USA has acquired four facilities totaling 233,000 square feet at a cost of $11,300,000. The Company currently has contracts, not previously announced, to acquire 22 facilities at an aggregate cost of $86,775,000.

      In addition to its acquisitions during the quarter, Storage USA opened a newly constructed 35,000 square foot expansion in Memphis, TN and a 30,000 square foot expansion in Albuquerque, NM. The Company currently has plans to develop 21 new facilities, primarily in the Washington, DC and Memphis, TN areas. Of these, nine projects are under construction or in construction planning, with expected costs totaling $30,000,000 and completion dates anticipated to be in the third quarter of 1997. Expansions are planned for 19 existing facilities, and of these, 13 are under way with planned completion dates ranging from the first to the third quarters of 1997. Estimated costs of the 13 expansions under way are $10,150,000.

Item 7:    Financial Statements and Exhibits


(c)Exhibits

   Exhibit         Description

   99.0 Summary consolidated financial information for the quarter ended September 30, 1996

                         SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.




                                  DATED: November 1, 1996


                                  STORAGE USA, INC.




                                  By: /s/ Thomas E. Robinson
                                  Thomas E. Robinson
                                  President and
                                  Chief Financial Officer